Exhibit 10.3

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made effective as of the           day of          , 2015, by and between EQT GP Holdings, LP, a Delaware limited partnership (the “Partnership”), EQT GP Services, LLC, a Delaware limited liability company and the general partner of the Partnership (the “Company”), and            (“Indemnitee”), a director and/or officer of the Company.

WHEREAS, it is essential to the Partnership and the Company that the Company retain and attract as directors and officers the most capable persons available; and

WHEREAS, Indemnitee is a director and/or officer of the Company and in that capacity is performing a valuable service for the Company and the Partnership; and

WHEREAS, the First Amended and Restated Agreement of Limited Partnership of the Partnership (as may be amended from time to time, the “Partnership Agreement”) will provide for indemnification of and advancement of expenses to the directors and officers of the Company for liabilities and expenses they incur in their capacities as such, and the Partnership Agreement will provide that such right to indemnification and advancement of expenses need not be exclusive; and

WHEREAS, the First Amended and Restated Limited Liability Company Agreement of the Company (as may be amended from time to time, the “LLC Agreement”) will provide for indemnification of and advancement of expenses to the directors and officers of the Company for liabilities and expenses they incur in their capacities as such, and the LLC Agreement will provide that such right to indemnification and advancement of expenses need not be exclusive; and

WHEREAS, in recognition of Indemnitee’s need for protection against personal liability in order to enhance Indemnitee’s continued service to the Partnership and the Company in an effective manner, Indemnitee’s reliance on the Partnership Agreement and the LLC Agreement, and in part to provide Indemnitee with specific contractual assurance that the protection promised in the Partnership Agreement and the LLC Agreement will be available to Indemnitee in accordance with the terms hereof, the Company desires to provide in this Agreement for the indemnification of and the advancement of expenses to Indemnitee to the fullest extent permitted by law (whether partial or complete) and as set forth in this Agreement and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies (the “D & O Insurance”).

NOW, THEREFORE, in consideration of the premises and the covenants contained herein and of Indemnitee continuing to serve the Partnership and the Company directly or, at the Company’s request, another enterprise, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                                      Indemnity of Indemnitee.

(a)                                 Each of the Partnership and the Company hereby agrees, to indemnify and hold harmless, to the fullest extent permitted by law but subject to the limitations expressly provided in the Partnership Agreement and the LLC Agreement, Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, ERISA excise taxes, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals (hereinafter, “a proceeding”), in which Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of the fact that Indemnitee is or was a director or officer of the Company or is or was serving at the request of the Company as a manager, managing member, general partner, director, officer, fiduciary, or trustee of another Person (as defined in the LLC Agreement), including service with respect to employee benefit plans, and acting (or refraining to act) in such capacity on behalf of or for the benefit of the Partnership and the Company; provided, that Indemnitee shall not be indemnified and held harmless pursuant to this Agreement, the Partnership Agreement or the LLC Agreement if there has been a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which Indemnitee is seeking indemnification, Indemnitee acted in bad faith or engaged in fraud, willful misconduct or, in the case of a criminal matter, acted with knowledge that Indemnitee’s conduct was unlawful.

(b)                                 To the fullest extent permitted by law, the Partnership and the Company shall pay the expenses (including legal fees and expenses) incurred by Indemnitee who is indemnified pursuant to Section 1(a) in defending any proceeding prior to a final and non-appealable judgment entered by a court of competent jurisdiction determining that, in respect of the matter for which Indemnitee is seeking indemnification pursuant to this Agreement, the Partnership Agreement or the LLC Agreement, Indemnitee is not entitled to be indemnified, promptly after receipt by the Partnership and the Company of a written request therefor stating in reasonable detail the expenses incurred or to be incurred.

(c)                                  If a claim under paragraph (a) or (b) of this section is not paid in full by the Partnership and the Company within forty-five (45) days after a written claim has been received by the Partnership and the Company, Indemnitee may, at any time thereafter, bring suit against the Partnership and the Company to recover the unpaid amount of the claim.  The burden of proving that indemnification or advances are not appropriate shall be on the Partnership and the Company.  Indemnitee shall also be entitled to be paid the expenses of prosecuting such claim to the extent he or she is successful in whole or in part on the merits or otherwise in establishing his or her right to indemnification or to the advancement of expenses.  The Partnership and the Company shall pay such fees and expenses in advance of the final disposition of such action on the terms and conditions set forth in Section 1(b).

(d)                                 The termination of any proceeding to which Indemnitee is a party by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not meet any standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

(e)                                  The obligations of the Partnership and the Company hereunder are joint and several; provided, however, that the Partnership and the Company hereby agree that, as between themselves, the Partnership shall pay and perform all such obligations to the greatest extent possible.

2.                                      Maintenance of Insurance.

(a)                                 The Company represents that a summary of the terms of the policies of D & O Insurance to be in effect upon the initial public offering of units of the Partnership is attached hereto as Exhibit A (the “Insurance Policies”).  Subject only to the provisions of Section 2(b) hereof, each of the Partnership and the Company agrees that, so long as Indemnitee shall continue to serve as a director or officer of the Company (or shall continue at the request of the Company to serve as a manager, managing member, general partner, director, officer, fiduciary, or trustee of another Person, including service with respect to employee benefit plans) and thereafter so long as Indemnitee shall be subject to any proceeding by reason of the fact that Indemnitee was a director or officer of the Company (or served in any of said other capacities), the Company shall purchase and maintain in effect for the benefit of Indemnitee one or more valid, binding and enforceable policy or policies of D & O Insurance providing coverage at least comparable to that provided pursuant to the Insurance Policies.

(b)                                 The Company shall not be required to maintain said policy or policies of D & O Insurance in effect if the Board of Directors of the Company determines that (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage, (ii) the coverage provided by such insurance is so limited by exclusions that there is insufficient benefit from such insurance or (iii) said insurance is not otherwise reasonably available; provided, however, that in the event the then Board of Directors makes such a judgment, the Company shall purchase and maintain in force a policy or policies of D & O Insurance in the amount and with such coverage as the Board of Directors determines to be reasonably available.

(c)                                  If and to the extent the Company, acting under Section 2(b), does not purchase and maintain in effect the policy or policies of D & O Insurance described in Section 2(a), the Partnership and the Company shall, to the fullest extent permitted by law, indemnify and hold harmless Indemnitee to the full extent of the coverage which would otherwise have been provided by such policies. The rights of Indemnitee hereunder shall be in addition to all other rights of Indemnitee under the remaining provisions of this Agreement.

3.                                      Continuation of Indemnity.

The obligations of the Partnership and the Company hereunder shall be applicable to any and all claims made after the date hereof regardless of when the facts upon which such claims are based occurred, including times prior to the date hereof. All agreements and obligations of the Partnership and the Company contained in this Agreement shall continue during the period Indemnitee is a director or officer of the Company (or is serving at the request of the Company as a manager, managing member, general partner, director, officer, fiduciary, or trustee of another Person, including service with respect to employee benefit plans) and shall continue as to an Indemnitee who has ceased to serve in such capacity and inure to the benefit of the heirs, successors, assigns and administrators of Indemnitee.

4.                                      Contribution.

If the full indemnification provided in Section 1 hereof may not be paid to Indemnitee because such indemnification is prohibited by law, then in respect of any actual or threatened proceeding in which the Partnership or the Company is jointly liable with Indemnitee (or would be if joined in such proceeding), the Partnership and the Company shall contribute to the amount of expenses incurred by Indemnitee for which indemnification is not available in such proportion as is appropriate to reflect (i) the relative benefits received by the Partnership or the Company on the one hand and Indemnitee on the other hand from the transaction from which such proceeding arose and (ii) the relative fault of the Partnership or the Company on the one hand and of Indemnitee on the other in connection with the events that resulted in such expenses, as well as any other relevant equitable considerations.  The relative fault of the Partnership or the Company (which shall be deemed to include the applicable entity’s other directors, officers and employees) on the one hand and of Indemnitee on the other hand shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses.  Each of the Partnership and the Company agrees that it would not be just and equitable if contribution pursuant to this section were determined by any method of allocation which does not take account of the foregoing equitable considerations.

5.                                      Notification and Defense of Claim.

As soon as practicable after receipt by Indemnitee of actual knowledge of any proceeding, Indemnitee shall notify the Partnership and the Company thereof if a claim in respect thereof may be or is being made by Indemnitee against the Partnership or the Company under this Agreement; provided, that the failure of Indemnitee to give such notice shall not relieve the Partnership or the Company of its obligations hereunder except to the extent the Partnership or the Company is actually prejudiced by such failure.  With respect to any proceeding as to which Indemnitee has so notified the Partnership and the Company:

(a)                                 The Partnership and the Company will be entitled to participate therein at their own expense; and

(b)                                 Except as otherwise provided below, the Partnership and the Company may assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After the Partnership and the Company notify Indemnitee of their election to so assume the defense, the Partnership and the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense, other than reasonable costs of investigation, including an investigation in connection with determining whether there exists a conflict of interest of the type described in (ii) of this paragraph, or as otherwise provided in this paragraph. Indemnitee shall have the right to employ his or her counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after the Partnership and the Company notify Indemnitee of their assumption of the defense shall be at the expense of Indemnitee unless: (i) the Partnership and the Company authorize Indemnitee’s employment of counsel; (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Partnership, the Company and Indemnitee in the conduct of the defense or (iii) the Partnership and the Company shall not have employed counsel to assume the defense of such action within a reasonable time after the Partnership and the Company have notified Indemnitee of their election to assume the defense, in each of which cases the fees and expenses of counsel shall be at the expense of the Partnership and the Company. The Partnership and the Company shall not be entitled to assume the defense of any proceeding brought by or on behalf of the Partnership or the Company or as to which Indemnitee shall have made the conclusion described in (ii) of this paragraph.

(c)                                  The Partnership and the Company shall not be obligated to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without their written consent.  The Partnership and the Company shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s written consent.  None of the Partnership, the Company or Indemnitee shall unreasonably withhold its consent to any proposed settlement.

6.                                      Undertaking to Repay Expenses.

In the event it shall ultimately be determined by a court that Indemnitee is not entitled to be indemnified for the expenses paid by the Partnership and the Company pursuant to Section 1(b) hereof or otherwise or was not entitled to be fully indemnified, Indemnitee shall repay to the Partnership and the Company such amount of the expenses, or the appropriate portion thereof, so paid or advanced.  Indemnitee shall reimburse the Partnership and the Company for any amounts paid by the Partnership and the Company as indemnification of expenses to the extent Indemnitee receives payment for the same expenses from any insurance carrier or from another party.

7.                                      Notice.

Any notice to the Partnership or the Company shall be directed to EQT GP Services, LLC, EQT Plaza, 625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222, Attention: Corporate Secretary (or such other address as the Partnership or the Company shall designate in writing to Indemnitee).

8.                                      Severability.

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever:

(a)                                 the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and

(b)                                 to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

9.                                      Indemnification Under this Agreement Not Exclusive.

(a)                                 The rights to indemnification and to the advancement of expenses provided by this Agreement shall not be deemed to be exclusive of any other rights to which Indemnitee may be entitled under any statute, any provision of the Certificate of Limited Partnership of the Partnership, the Certificate of Formation of the Company, the Partnership Agreement, the LLC Agreement, or any other agreement, any vote of members or directors, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office.  The protection and rights provided by this Agreement and all of such other protections and rights are intended to be cumulative.  To the extent that a change in law (whether by statute or judicial decision) permits greater indemnification under such provisions than would be afforded currently under this Agreement, it is the intention of the parties that Indemnitee enjoy by this Agreement the greater benefits so afforded by such change.

(b)                                 It is the intention of the parties in entering into this Agreement that the insurers under any D & O Insurance policy shall be obligated ultimately to pay any claims by Indemnitee which are covered by such policy or to give such insurers any rights against the Company under or with respect to this Agreement, including, without limitation, any right to be subrogated to any of Indemnitee’s right hereunder, unless otherwise expressly agreed to by the Company in writing, and the obligation of such insurers to the Company or Indemnitee shall not be deemed to be reduced or impaired in any respect by virtue of the provisions of this Agreement.

10.                               Miscellaneous.

(a)                                 This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

(b)                                 This Agreement shall be binding upon Indemnitee and upon the Partnership and the Company, their successors and assigns, and shall inure to the benefit of Indemnitee and his or her heirs, executors, personal representatives and assigns, and to the benefit of the Partnership and the Company and their successors and assigns.  If the Company or the Partnership shall merge or consolidate with another company or shall sell, lease, transfer or otherwise dispose of all or substantially all of its assets to one or more Persons or groups (in one transaction or series of transactions), (i) the Company and the Partnership shall cause the successor in the merger or consolidation or the transferee of the assets that is receiving the greatest portion of the assets or earning power transferred pursuant to the transfer of the assets, by agreement in form and substance satisfactory to Indemnitee, to expressly assume all of the Company’s and the Partnership’s obligations under and agree to perform this Agreement, and (ii) the term

“Company” or “Partnership”, as applicable, whenever used in this Agreement shall mean and include any such successor or transferee.

(c)                                  As used in this Agreement, no matter adjudicated by a court order shall be deemed “determined” or “ultimately determined,” and no matter shall be deemed to be a “final disposition,” unless and until (i) the time to appeal, petition for writ of certiorari or allocatur, or otherwise seek appellate review or to move for reargument, rehearing or reconsideration of the order has expired and no appeal, petition for writ of certiorari, allocatur, or other appellate review, or proceedings for reargument, rehearing, or reconsideration shall then be pending, or (ii) in the event that an appeal, petition for writ of certiorari or allocatur, or other appellate review or reargument, rehearing or reconsideration thereof has been sought, such order shall have been affirmed by the highest court to which such order was appealed or review thereof shall have been denied by the highest court from which a writ of certiorari or allocatur, or other appellate review or reargument, rehearing, or reconsideration was sought, and the time to take any further appeal, to petition for writ of certiorari or allocatur, to otherwise seek appellate review, or to move for reargument, rehearing, or reconsideration shall have expired.

(d)                                 No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by each of the parties hereto; provided, however, that the Partnership or the Company may amend this Agreement from time to time without Indemnitee’s consent to the extent deemed to be necessary or appropriate, in its sole discretion, to effect compliance with Section 409A of the Internal Revenue Code, including regulations and interpretations thereunder, which amendments may result in a reduction of benefits provided hereunder and/or other unfavorable changes to Indemnitee.

(e)                                  This Agreement is intended to provide for the indemnification of, and/or purchase of insurance policies providing for payments of, expenses and damages incurred with respect to bona fide claims against Indemnitee, as a service provider, or the Partnership and the Company, as the service recipient, in accordance with Treas. Reg. Section 1.409A-1(b)(10), pursuant to which the Agreement shall not provide for the deferral of compensation.  The Agreement shall be construed consistently, and limited in accordance with, the provisions of such regulation.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the day and year first above written.

EQT GP SERVICES, LLC

By:	EQT GP Services, LLC
its general partner

By:
Name:
Title:

EQT GP SERVICES, LLC

By:
Name:
Title:

INDEMNITEE

Name:

Signature Page to Indemnification Agreement